EXHIBIT 10.2

PERSONAL GOODWILL PURCHASE AND SALE AGREEMENT

This Personal Goodwill Purchase and Sale Agreement (this "Agreement") is made as of December 22, 2021 (the “Closing Date”) by and among UFP Technologies, Inc., a Delaware corporation having an office in Massachusetts at 100 Hale Street, Newburyport, Massachusetts 01950 ("Buyer"), Danny R. Lee, a resident of Florida (“Danny”), Daniel Lee, a resident of Georgia (“Daniel”), Armond Groves, a resident of South Carolina (“Armond”), Thomas Bonner, a resident of Virginia (“Thomas”), Bruce Grady, a resident of Georgia (“Bruce”), and Houston Lee, a resident of Georgia (“Houston” and, together with Danny, Daniel, Armond, Thomas, and Bruce, “Sellers”), and Carol Lee, a resident of Florida (“Carol”), solely with respect to Sections 7 and 8, and such provisions of Section 9 as may apply to her.

BACKGROUND

A.       Until October 14, 2021, Sellers owned all of the issued and outstanding equity of DAS Medical Holdings, LLC, a Georgia limited liability company (the “Company”).

B. On October 14, Sellers undertook a reorganization of the Company pursuant to which Sellers contributed all of the equity interests in the Company (but retained all of their Personal Goodwill (defined below) relating to the Company) to Parallax Investments, LLC, a Georgia limited liability company (“Parallax”) in exchange for all of the equity interests in Parallax (the “Reorganization”).

C.       As a result of the Reorganization, (i) Parallax owns all of the issued and outstanding equity interests in the Company and (ii) Sellers own all of the issued and outstanding equity interests in Parallax and continue to own their Personal Goodwill relating to the Company.

D.       The Company has the following subsidiaries: DAS Medical Corporation, a Delaware corporation, Sterimed, LLC, a Georgia limited liability company, One Degree Medical Holdings, LLC, a Georgia limited liability company, and DAS Medical International, S.R.L., a Dominican Republic corporation (collectively, the “Subsidiaries” and, together with the Company, the “Company Entities”).

E.       The Company Entities are in the business of designing, developing, and manufacturing products in the medical device and supply industry, including, without limitation, single-use surgical equipment covers, robotic draping systems, and fluid control pouches.

F.       Each Seller has independently developed, owned, and will continue to own on the Closing Date close personal and ongoing business relationships, trade secrets and knowledge in connection with the Business, through the personal ability, personality, reputation, skill and integrity of such Seller, and other information relating thereto (collectively, the "Personal Goodwill").

G.       None of the Sellers is subject to an employment agreement, noncompetition agreement, or similar restrictive covenant agreement relating to the Personal Goodwill prior to Closing.

H.       Sellers desire to sell, and Buyer desires to purchase, the Personal Goodwill on the terms and conditions set forth herein.

I.       Capitalized terms that are not defined in this Agreement shall have the meanings given to such terms in the Securities Purchase Agreement, dated as of the same date hereof, by and among Buyer, Company, Parallax Investments and the other parties thereto (the “SPA”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.       Purchase Price and Exchange of Consideration. On the Closing Date, the Sellers shall sell, assign, transfer, convey, and deliver to the Buyer, free from all liabilities and encumbrances, the Personal Goodwill including, without limitation, all of each Seller's respective rights and benefits related to the Personal Goodwill. In exchange for the Personal Goodwill, and subject to the terms and conditions of this Agreement, the Buyer shall pay to the Sellers on the Closing Date the total sum of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00) for all of the Personal Goodwill (the "Purchase Price"). Buyer shall pay the Purchase Price by wire transfer of immediately available funds to the account designated by Sellers in the wire transfer instructions set forth in Exhibit A and Sellers shall be solely responsible for allocating and distributing the Purchase Price among the Sellers as they may agree. The payment required by this Section 1 shall not be affected by the death or disability of Sellers.

2.       Closing and Transfer. The purchase, sale and assignment of the Personal Goodwill (the "Closing") shall occur on the Closing Date conditioned upon the sale of 100% of the equity interests of the Company to the Buyer on the same date. Each Seller acknowledges and agrees that his obligation to transfer the Personal Goodwill survives the Closing. Each Seller shall execute all documents necessary for Closing.

3.       Sellers’ Representations and Warranties. Each Seller represents and warrants to Buyer as follows:

3.1       Personal Goodwill. All of the Personal Goodwill is owned, and immediately prior to the Closing will be owned, collectively by the Sellers, free and clear of all liens, encumbrances, claims, options, security interests, calls, and commitments of any kind. Each Seller has full legal right, power, and authority to enter into this Agreement and to sell, assign, and transfer his or her portion of the Personal Goodwill to the Buyer and, on the Closing Date, the sale and assignment of the Personal Goodwill to the Buyer hereunder will transfer to the Buyer valid title thereto, free and clear of all liens, encumbrances, claims, options, security interests, and commitments of any kind. The Personal Goodwill is all of the personal goodwill relating to the Business.

3.2       No Restrictions. As of the Closing, such Seller is not a party to any contract, employment agreement, noncompetition agreement, or any other contract or agreement, or subject to any restriction or condition contained in any permit, license, judgment, order, writ, injunction, decree or award which, singly or in the aggregate, materially and adversely affects or restricts, or is likely to materially and adversely affect or restrict the portion of the Personal Goodwill owned by such Seller or the Buyer's acquisition, use, or enjoyment of the Personal Goodwill as a whole.

3.3       Approval and Authorization. The execution and delivery of this Agreement by such Seller and the performance of the transactions contemplated herein have been duly and validly authorized by such Seller, and this Agreement is a legal, valid, and binding obligation of such Seller, enforceable against such Seller in accordance with its respective terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and general equity principles (the “Enforceability Exceptions”).

3.4       Economic Benefits. To the best of such Seller's knowledge, such Seller is not aware of any present facts or any pending events, which would prevent the Buyer from realizing the economic benefits associated with the Personal Goodwill in the same manner as presently enjoyed by the Sellers, collectively.

3.5       No Conflicts. The execution and delivery of this Agreement by such Seller does not, and the consummation by such Seller of the transactions contemplated hereby does not and will not, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in the violation of, or constitute a default under any provision of, or result in the acceleration or termination of, or entitle any party to accelerate or terminate (whether after giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any lien, pledge, security interest or other encumbrance upon the Personal Goodwill pursuant to any material contract, law, ordinance, regulation, order, arbitration award, judgment, or decree to which such Seller is a party, or by which such Seller or his assets (including the Personal Goodwill) are bound and to such Seller's knowledge, does not and will not violate or conflict with any other material restriction of any kind or character to which such Seller is subject or by which any of such Seller's assets (including the Personal Goodwill) may be bound.

3.6       No Broker. Sellers do not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

3.7       Personal Goodwill. The value of the Personal Goodwill is equal to the Purchase Price.

4.       Buyer’s Representations and Warranties. Buyer represents and warrants to each Seller as follows:

4.1      Existence and Good Standing. Buyer has been duly organized and validly exists in good standing as a corporation under the laws of the State of Delaware.

4.2      No Default. The execution of this Agreement by Buyer and the performance of its obligations hereunder will not violate or result in a breach of, or constitute a default, under Buyer’s certificate of incorporation or by-laws, or any material agreement to which Buyer is a party or by which it or its assets are bound.

4.3      Approval and Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly and validly authorized by all necessary action on the part of Buyer and are legal, valid, and binding obligations of the Buyer, enforceable against the Buyer in accordance with the terms hereof subject to the Enforceability Exceptions.

4.4       No Broker. Buyer does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Sellers could become liable or obligated.

5.       Preservation and Maintenance of Personal Goodwill. Each Seller shall cooperate with Buyer after the Closing Date in connection with all reasonable actions deemed necessary by Buyer to transition the economic value of the Personal Goodwill to Buyer.

6.       Integral Agreements. As a condition of Closing, Sellers shall deliver to Buyer the Offer Letters and the accompanying post-closing employment related Non-Compete/Confidential Information Agreement (collectively, the “Seller Offer Letters”) and the additional Transaction-related Non-Competition Agreements between Sellers and Buyer, in each case as applicable to and duly executed by each such Seller. Each Seller acknowledges and agrees that his entry into the Offer Letters and the Non-Competition Agreements are essential conditions to Buyer’s entry into this Agreement and that Buyer would not enter into this Agreement and would not purchase the Personal Goodwill without receipt of such executed documents.

7.       Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing Date for 3 years and the covenants of the parties shall survive the Closing Date for six (6) years.

8.       Indemnification. Each Seller and Carol shall jointly and severally, indemnify, defend, and hold harmless Buyer and its Affiliates (the “Buyer Indemnified Parties”) from and against any and all Loss incurred or sustained by the Buyer Indemnified Parties arising out of or relating to (a) any breach of any representation or warranty of Sellers in this Agreement or in any document delivered by Sellers pursuant to this Agreement, (b) the failure by a Seller to perform any covenant or agreement of such Seller contained in this Agreement or in any document or certificate delivered by such Seller pursuant to this Agreement, (c) the loss of the Company’s or Parallax’s S-corporation status, (d) Sellers’ allocation and distribution of the Purchase Price payment, including any disproportionate allocation and distribution or tax recharacterization of the Purchase Price, and/or (e) any audit or investigation or rejection by a taxing authority of the Personal Goodwill tax treatment hereunder.

9.       General Provisions.

9.1       Further Assurances. Each Seller will cooperate with Buyer on and after the Closing Date in furnishing information and other assistance in connection with any actions, proceedings, arrangements, or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date and will take, or cause to be taken such further action, and will execute, deliver, and file such further documents and instruments as Buyer reasonably requests in order to effectuate fully the purposes, terms, and conditions of this Agreement.

9.2       Assignment: Binding Effect. This Agreement, and the rights of the Buyer hereunder, may be assigned by the Buyer. This Agreement, and the rights of each Seller hereunder, may not be assigned by the Seller. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, the successors and assigns of the Buyer, and the heirs, beneficiaries, and legal representatives of each Seller.

9.3       Counterparts; Execution and Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. This Agreement may be executed electronically and delivered by transfer of an originally signed document by e-mail or other electronic means, any of which will be as fully binding as an original document.

9.4       Notices. Any notice or communication required or permitted hereunder shall be sufficiently given if sent by facsimile, or first class mail, postage prepaid to:

(a)	Buyer:

UFP Technologies, Inc.

100 Hale Street

Newburyport, MA 01950

Attn: Christopher P. Litterio, General Counsel

Email: clitterio@ufpt.com

with a copy (which shall not constitute notice) to:

TCF Law Group, PLLC

21 Pleasant St., Suite 237

Newburyport, MA 01950

Attention: Thomas Farrell, Esq.

Email: tfarrell@tcflaw.com

(b) Sellers:

Daniel Lee

2406 Glenwood Dr., NE

Atlanta, GA 30305

Houston Lee

134 Lilyfield Lane

Acworth, GA 30101

Danny Lee

1328 Miracle Strip Pkwy

Ft. Walton Beach, FL 32548

Thomas Bonner

14365 North Slope St

Centreville, VA 20120

Armond Groves

9012 Fairview Church Road

Seneca, SC 29672

Bruce Grady

42 Lakeside Trail SE

Cartersville, GA 30120

Carol Lee

1328 Miracle Strip Pkwy

Ft. Walton Beach, FL 32548

with a copy (which shall not constitute notice) to:

Gregory, Doyle, Calhoun & Rogers, LLC

49 Atlanta St.

Marietta, Georgia 30060

Attention: C. George Kleeman, IV, Esq.

Email: gkleeman@gdcrlaw.com

9.5       Governing Law. This Agreement will be governed by the laws of the State of Delaware, excluding principles of conflicts of laws that would result in the application of the laws of another jurisdiction.

9.6       Jurisdiction. Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery, and in the absence of jurisdiction by such court, to the exclusive jurisdiction of the United States District Court for the District of Delaware for any actions, suits, or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each of the parties agrees not to commence any action, suit, or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process of any action, suit, or proceeding brought against him or it in any such court. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

9.7       Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provision of this Agreement.

9.8        Jury Trial Waiver. EACH OF THE PARTIES WAIVES ANY RIGHTS IT MAY HAVE TO A JURY TRIAL.

9.9       Entire Agreement. This Agreement, the SPA, the Seller Offer Letters, and the Non-Competition Agreements constitute the entire agreement and understanding between Sellers and Buyer and supersede any prior agreement and understanding, written or oral, relating to the subject matter of this Agreement. This Agreement, the SPA, the Seller Offer Letters, and the Non-Competition Agreements shall be governed by the law referenced in the governing law provision of each separate document.

9.10       Opportunity to Consult Counsel. Each Seller acknowledges that he has (a) had the opportunity to seek the advice of independent counsel, including independent tax counsel, regarding the consequences of this Agreement; and (b) received no representations from the Buyer or its counsel regarding the tax consequences of this Agreement.

9.11       Amendment; Waiver; Requirement of Writing. The terms of this Agreement can only be changed, modified, released, or discharged pursuant to a written agreement executed by all of the parties. The performance of any term or condition of this Agreement cannot be waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought.

[**SIGNATURE PAGE FOLLOWS**]

IN WITNESS WHEREOF, the parties have entered into this Personal Goodwill Purchase and Sale Agreement as of the day and year first above written.

SELLERS

/s/ Daniel E. Lee

Daniel Lee, individually

/s/ Houston Lee

Houston Lee, individually

/s/ Danny Lee

Danny Lee, individually

/s/ Thomas Bonner

Thomas Bonner, individually

/s/ Armond Groves

Armond Groves, individually

/s/ Bruce Grady

Bruce Grady, individually

CAROL

/s/ Carol Lee

Carol Lee, individually

BUYER

UFP Technologies, Inc.

By: /s/ R. Jeffrey Bailly

Name: R. Jeffrey Bailly

Title: President, CEO